Exhibit 10.1

Execution Copy

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of May 25, 2015, is by and among Hot Topic, Inc., a California corporation (“Parent”), Gadget Merger Sub Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Sub”), and Kenneth G. Langone (“Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Sub, and Geeknet, Inc., a Delaware corporation (the “Company”), will enter into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended from time to time in accordance with its terms (the “Merger Agreement”), which provides, among other things, for Sub to commence a tender offer for all of the outstanding shares of Company Common Stock (as defined below) (the “Offer”) and the merger of Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, Stockholder is, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Common Stock, par value $0.001 per share (the “Company Common Stock”), of the Company set forth opposite the name of Stockholder on Schedule I hereto (together with any shares of Company Common Stock and of the Company which Stockholder may acquire at any time in the future during the term of this Agreement, the “Shares”); and

WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.  Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and Sub as follows:

(a)                                 Stockholder (i) is the record and/or beneficial owner of the shares of Company Common Stock set forth opposite Stockholder’s name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, Stockholder does not hold or have any beneficial ownership interest in any other shares of Company Common Stock or any other Equity Interest (as defined below) in the Company.

(b)                                 Stockholder has the legal capacity or requisite entity power and authority, as the case may be, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  If Stockholder is an entity, it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement.

(c)                                  This Agreement has been duly executed and delivered by Stockholder and, assuming this Agreement constitutes a legally valid and binding obligation of Parent and Sub, this Agreement constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(d)                                 If Stockholder is an individual and the Shares constitute community property or otherwise require spousal approval in order for this Agreement to be a legally valid and binding obligation of Stockholder, this Agreement has been duly executed and delivered by Stockholder’s spouse and, assuming this Agreement is a legal, valid and binding obligation of Parent and Sub, constitutes a legal, valid and binding obligation of Stockholder’s spouse, enforceable against such spouse in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(e)                                  Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any Lien (as defined below) on any Shares pursuant to, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or by which Stockholder or Stockholder’s assets are bound. The consummation by Stockholder of the transactions contemplated hereby will not (i) violate any provision of any law, order, settlement, judgment, injunction or decree applicable to Stockholder, (ii) if Stockholder is an entity, conflict with or violate Stockholder’s organizational documents (iii) require any consent, approval, or notice under any law applicable to Stockholder other than (x) as required under the Exchange Act and the rules and regulations promulgated thereunder and/or (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement.

(f)                                   The Shares and the certificates, if any, representing the Shares owned by Stockholder are now, and at all times during the term hereof will be, held by Stockholder, by a nominee or custodian for the benefit of Stockholder or by the Paying Agent for the Offer, free and clear of all Encumbrances, claims, proxies, voting trusts or agreements, options, rights (other than community property interests, if any, applicable to an individual Stockholder), understandings or arrangements or any other liens or restrictions whatsoever on title, transfer, or exercise of any rights of a Stockholder in respect of such Shares (collectively, “Liens”), except for (i) any such Liens arising hereunder, (ii) any applicable restrictions on transfer under state or federal securities laws, (iii) any rights, agreements, understandings or arrangements that represent solely a financial interest in cash received upon sale of the Shares and (iv) any Liens that could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform fully its obligations hereunder on a timely basis (collectively, “Permitted Liens”).

(g)                                  Stockholder has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and except for Permitted Liens (none of which will prevent Stockholder from complying with the terms of this Agreement).

(h)                                 There is no Legal Proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder at law or equity before or by any Governmental Body that could reasonably be expected to impair or materially delay the performance by Stockholder of Stockholder’s obligations under this Agreement.

(i)                                     Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

(j)                                    No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stockholder in its capacity as such.

SECTION 2.  Representations and Warranties of Parent and Sub. Each of Parent and Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

(a)                                 Each of Parent and Sub is an entity duly formed, validly existing and in good standing under the laws of it jurisdiction of formation, and each of Parent and Sub has all requisite entity power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)                                 This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Sub, and, assuming such agreements constitute legally valid and binding obligations of the other parties thereto, this Agreement and the Merger Agreement constitute the legally valid and binding obligations of each of Parent and Sub, enforceable against each of them in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

SECTION 3.  Tender of the Shares.

(a)                                 Stockholder hereby agrees that, unless the Offer is earlier terminated or withdrawn by Sub, they shall duly tender (and deliver any certificates evidencing) the Shares beneficially held by them, or cause their respective Shares to be duly tendered, into the Offer promptly following, and in any event no later than the tenth (10th) Business Day following Stockholder’s receipt of the Offer Documents, in accordance with the procedures set forth in the Offer Documents, free and clear of all Liens (other than Permitted Liens); provided that Parent and Sub agree that Stockholder may withdraw its Shares from the Offer at any time following (x) the date that the Offer is terminated, withdrawn or expired or (y) the termination of this

Agreement or the Merger Agreement or as otherwise provided pursuant to Section 9 hereof or (z) there has been and remains in effect a Company Adverse Recommendation Change.

(b)                                 Stockholder hereby agrees that once the Shares are tendered into the Offer, Stockholder will not withdraw any Shares from the Offer unless and until (x) the date that the Offer is terminated, withdrawn or expired or (y) the termination of this Agreement or the Merger Agreement or as otherwise provided pursuant to Section 9 hereof or (z) there has been and remains in effect a Company Adverse Recommendation Change.

(c)                                  Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Stockholder may have, and (ii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Sub, the Company or any of their respective successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

(d)                                 If the Offer is terminated or withdrawn by Sub, or the Merger Agreement or this Agreement is terminated prior to the purchase of the Shares in the Offer, or there shall occur and remain in effect a Company Adverse Recommendation Change, Parent and Sub shall promptly (and in any event no later than the fifth (5th) Business Day) return, and shall cause any depository or paying agent acting on behalf of Parent and Sub, to return all tendered Shares to Stockholder.

SECTION 4.  Transfer of the Shares; Other Legal Proceedings.

(a)                                 Prior to the termination of this Agreement, except as otherwise expressly provided herein (including pursuant to Section 3, this Section 4 or Section 5) or in the Merger Agreement, Stockholder shall not: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, create or suffer to exist any Liens (other than Permitted Liens) on or consent to any of the foregoing (“Transfer”), any or all of Stockholder’s Equity Interests in the Company, including any Company Stock Options and Shares, or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding other than a Permitted Lien (provided such Permitted Lien shall not prevent Stockholder from complying with the terms of this Agreement) with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of Stockholder’s Equity Interests in the Company, including the Shares or Stockholder’s Company Stock Options, Company Restricted Shares or Company RSUs, with respect to any matter that is, or that is reasonably likely to be exercised in a manner, inconsistent with the provisions hereof; (iv) deposit any of Stockholder’s Equity Interests, including the Shares or Stockholder’s Company Stock Options, Company Restricted Shares or Company RSUs, into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Equity Interests, including the Shares or Stockholder’s Company Stock Options, Company Restricted Shares or Company RSUs; or (v) knowingly, directly or indirectly, take or cause the taking of any other action that would restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing.  Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of Stockholder’s Equity Interests in the Company, including the Shares or Stockholder’s Company Stock Options, Company Restricted Shares or Company RSUs, shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Equity Interests, including the Shares and Stockholder’s Company Stock Options, Company Restricted Shares and Company RSUs, subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.  “Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar interest in any Person, and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing, in each case issued, granted, entered into, agreed to or authorized by such Person.

(b)                                 Stockholder agrees that it shall not become a member of a “group” (as that term is used in Section 13(d) of the Securities Exchange Act) with respect to any Equity Interests in the Company, including shares of Company Common Stock, Company Stock Options, Company Restricted Shares, Company RSUs or any other voting securities of the Company, for the purpose of opposing or competing with or knowingly taking any actions inconsistent with the transactions contemplated by the Merger Agreement, provided, however, this Section 4(b) shall not apply if (i) the Merger Agreement shall have been terminated in accordance with its terms or (ii) this Agreement shall have been terminated in accordance with Section 9.

(c)                                  Notwithstanding the foregoing, Stockholder may make (i) Transfers of Shares by will or by operation of law or other Transfers to immediate family members, trusts for the benefit of Stockholder, any immediate family member of Stockholder, charity or other Transfers for estate planning purposes, or upon the death of Stockholder, in which case any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer, and (ii) with respect to Stockholder’s Company Stock Options which expire on or prior to the End Date and Company Restricted Shares that vest on or prior to the End Date, Transfers of Shares to the Company (I) in payment of the exercise price applicable to each such Company Option (II) in order to satisfy required withholding taxes applicable upon the exercise of such Company Stock Options or the vesting of such Company Restricted Shares, and (iii) other Transfers of Shares as Parent may otherwise agree in writing in its sole discretion.

SECTION 5.  Voting of Shares; Grant of Irrevocable Proxy; Appointment of Proxy.

(a)                                 Without in any way limiting Stockholder’s right to vote Stockholder’s Shares in Stockholder’s sole discretion on any other matters that may be submitted to a vote of the Company’s stockholders consent or other approval, at every meeting of stockholders of the Company called, and at every adjournment or postponement thereof, Stockholder shall, or shall cause the holder of record of the Shares on any applicable record date to, (i) appear at each such meeting or otherwise cause all of Stockholder’s Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote all Shares beneficially owned or controlled by Stockholder and entitled to vote at each such meeting (the “Vote Shares”) (A) in favor of (x) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (y) the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes for the adoption and approval of the Merger Agreement and the transactions contemplated thereby on the date on which such meeting is held, (B) against (x) any action or agreement that would reasonably be expected to in any material respect impede, interfere with or prevent the Offer or the Merger, including, but not limited to, any reorganization, recapitalization or liquidation involving the Company or any Subsidiary of the Company, (y) any Acquisition Proposal and any action in furtherance of any Acquisition Proposal and (z) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Stockholder under this Agreement and/or (C) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement that is considered at any such meeting of the Company’s stockholders.

(b)                                 Stockholder hereby irrevocably grants to, and appoints, Parent and any duly appointed designee thereof, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to attend any meeting of the stockholders of the Company on behalf of Stockholder solely with respect to the matters set forth in Section 5(a), to include such Shares in any computation for purposes of establishing a quorum at any such meeting of stockholders of the Company, and to vote all Vote Shares, or to grant a consent or approval in respect of the Vote Shares, in connection with any meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of stockholders of the Company in a manner consistent with the provisions of Section 5(a), Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement.  Stockholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 5(b) or Section 9, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.  Stockholder hereby agrees to cause any other record owner of any Shares beneficially owned by Stockholder to appoint Parent proxy and attorney-in-fact in respect of such Shares in accordance with this Section 5(b).

(c)                                  Stockholder hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes such proxies.

(d)                                 Notwithstanding the foregoing, Stockholder shall retain at all times the right to vote the Shares held by it in its sole discretion and without any other limitation on those matters other than those set forth in this Section 5 that are at any time or from time to time presented for consideration to the Company’s Stockholders generally.

(e)                                  The obligations set forth in this Section 5 shall apply to Stockholder unless and until the earliest to occur of (x) the termination of this Agreement or the Merger Agreement or as otherwise provided pursuant to Section 9 or (y) there has been and remains in effect a Company Adverse Recommendation Change.

(f)                                   Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Stockholder may have, and (ii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Sub, the Company or any of their respective representatives or successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation and entry into the Merger Agreement.

SECTION 6.  Acquisition Proposals; No Solicitation.  Stockholder will notify Parent and Sub immediately following Stockholder’s becoming aware of any Acquisition Proposal being received by, or, in connection with any Acquisition Proposal, any information being requested from or any negotiations or discussions being sought to be initiated or continued with, Stockholder or Stockholder’s Representatives, if any, which notice shall include the identity of the Person making such information request or Acquisition Proposal and the material terms and conditions of such Acquisition Proposal or information request.  Stockholder shall not, nor shall it authorize or permit any of his, her or its Representatives to, directly or indirectly, (A) initiate, solicit, propose or encourage (including by providing information), or take any other action designed to, or which is reasonably expected to, facilitate, any Acquisition Proposal, (B) enter into any agreement with respect to any Acquisition Proposal or (C) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide to any Person any information or data concerning the Company or any Subsidiary of the Company relating to, or otherwise cooperate with, any proposal that constitutes, or is reasonably expected to lead to, any Acquisition Proposal.  Stockholder shall, and shall cause its Representatives to, immediately cease all discussions and negotiations with any Person that may be ongoing with respect to any proposal that constitutes, or is reasonably expected to lead to, any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished.  “Representatives” means, with respect to Stockholder, any Subsidiary of such Stockholder and such Stockholder’s and each of its Subsidiaries’ directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other advisors, agents and representatives.

SECTION 7.  Directors and Officers. This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a holder of Company Common Stock, Company Stock Options, Company Restricted Stock, Company RSUs and/or other Equity Interests in the Company and not (if applicable) in Stockholder’s capacity as a director, officer or employee of the Company or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity (if applicable) as a director or officer of the Company or any of its Subsidiaries and nothing in this Agreement shall (or shall require Stockholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company, including the exercise of his or her fiduciary duties as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

SECTION 8.  Further Assurances. Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary or desirable to carry out all of the provisions hereof, including all of the parties’ obligations under this Agreement, including without limitation to vest in Parent the power to vote the Shares to the extent contemplated by Section 5.

SECTION 9.  Termination.

(a)                                 This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i)                                     termination of the Merger Agreement in accordance with its terms;

(ii)                                  the Effective Time;

(iii)                               any change to the terms of the Offer or the Merger without the prior written consent of Stockholder that (A) reduces the Offer Price or the Merger Consideration (subject to adjustments in compliance with Section 2.08 of the Merger Agreement) or (B) changes the form of consideration payable in the Offer or the Merger;

(iv)                              the Offer shall have terminated or the Expiration Date shall have occurred, in each case, without acceptance for payment of the Shares pursuant to the Offer; or

(v)                                 the mutual written consent of Parent and Stockholder.

(b)                                 Upon termination of this Agreement, (i) all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof and (ii) Stockholder shall be permitted to withdraw Stockholder’s Shares tendered pursuant to the Offer; provided, however, that the termination of this Agreement shall not relieve any party from liability arising from any breach prior to such termination.

(c)                                  Section 12 and this Section 9(c) shall survive the termination of this Agreement.

SECTION 10.  Public Announcements. Stockholder agrees that any public announcements by Stockholder relating to the transactions contemplated by this Agreement and the Merger Agreement will solely be in Stockholder’s capacity as a director or officer of the Company, and any such public announcement shall be governed by the terms and conditions of the Merger Agreement, subject to Stockholder’s ability to comply with required disclosures relating to this Agreement under the federal securities laws. Stockholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of Stockholder’s identity and holding of the Shares and the nature of Stockholder’s commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Authority, the Offer, or any other disclosure document Parent reasonably determines to be necessary in connection with the Offer, Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

SECTION 11.  Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that Stockholder shall become the beneficial and/or record owner of any additional shares of Company Common Stock after the date of this Agreement, then the terms of this Agreement shall apply to the shares of Company Common Stock owned beneficially and/or of record by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder. In the event that Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 5, then the terms of Section 5 shall apply to such other securities as though they were Shares hereunder.

SECTION 12.  Miscellaneous.

(a)                                 Notices. All notices, requests, claims, demands or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent via electronic mail (receipt confirmed), sent by facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder, to:

Kenneth G. Langone

375 Park Avenue
Suite 2205
New York, New York 10152-2201

Facsimile:                                         (212) 750-7608

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 W. 52 Street
New York, New York 10019
Attention:                                         David E. Shapiro; Kendall F. Handler
E-mail:                                                        DEShapiro@wlrk.com; KFHandler@wlrk.com
Facsimile: (212) 403-2000

If to Parent or Sub, to:

Hot Topic, Inc.
[18305 E. San Jose Avenue

City of Industry, CA

Attention:                                         Lisa Harper
E-mail:                                                        lharper@hottopic.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Sean Rodgers, P.C.; Mikaal Shoaib, P.C.

Email:            sean.rodgers@kirkland.com; mikaal.shoaib@kirkland.com

and

Law Offices of Gary M. Holihan, P.C.

2345 Larkdale Drive

Glenview, Illinois 60025

Attn: Gary M. Holihan

Email: garyholihan@gmail.com

(b)                                 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)                                  Counterparts. This Agreement may be executed by PDF or facsimile and in counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(d)                                 Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever, other than the Company which is an express third-party beneficiary of Section 5(f) of this Agreement.

(e)                                  Governing Law, Jurisdiction. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof shall be construed, performed and enforced in accordance with the Laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Any Action against, arising out of or relating to this Agreement or the transactions contemplated hereby, shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided that if (and only after) such court determines that it lacks subject matter jurisdiction over any such Action, such Action shall be brought solely and exclusively in the federal courts of the United States located in the State of Delaware; provided, further, that if (and only after) both the Court of Chancery of the State of Delaware and the federal courts of the United States located in the State of Delaware determine that they lack subject matter jurisdiction over any such legal Action, such Action shall be brought in any state court in the State of Delaware having subject matter jurisdiction. Each of the parties agrees that a final judgment (subject to any appeals therefrom) in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts, in accordance with the foregoing order of priority, in respect of any Action arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any such court in accordance with the provisions of this Section 12(e). Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each of the parties hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 12(a).  Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by applicable Law.

(f)                                   Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY OF PARENT OR ITS AFFILIATES OR THEIR REPRESENTATIVES UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(F).

(g)                                  Assignment; Binding Nature. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent and Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned Subsidiaries of Parent, in each case to which it assigns its obligations under the Merger Agreement after providing written notice to Stockholder at least two (2) Business Days prior to such assignment; provided, that no such assignment shall relieve the assigning party of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h)                                 Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner so that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

(i)                                     Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, and each party waives any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 12(i).

(j)                                    Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k)                                 No Recourse. Parent and Sub agree that Stockholder (in Stockholder’s capacity as a stockholder of the Company) will not be liable for claims, losses, damages, expenses or other liabilities or obligations resulting from or related to the Merger Agreement or the Offer, including the Company’s breach of the Merger Agreement.

(l)                                     No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(m)                             No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder and neither Parent nor Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Person in the voting of any of the Shares (except as otherwise specifically provided herein) or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

[Signature Pages Follow]

SIGNATURE PAGE TO
TENDER AND SUPPORT AGREEMENT

IN WITNESS WHEREOF, Parent, Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

HOT TOPIC, INC.

By:	/s/ Stefan Kaluzny
	Name:	Stefan Kaluzny
	Title:	Authorized Signatory

GADGET MERGER SUB INC.

By:	/s/ Stefan Kaluzny
	Name:	Stefan Kaluzny
	Title:	Authorized Signatory

SIGNATURE PAGE TO
TENDER AND SUPPORT AGREEMENT

/s/ Kenneth G. Langone
Kenneth G. Langone

SIGNATURE PAGE TO
TENDER AND SUPPORT AGREEMENT

The undersigned (x) understands that pursuant to the provisions of the attached Agreement, the undersigned’s spouse agrees to vote Shares and grant proxies with respect thereto, all as provided in the Agreement (capitalized terms being defined in the Agreement), (y) understands that the undersigned may have a community property or other interest in such Shares, and (z) consents to such agreement to vote and agrees to be bound by each and every provision of the Agreement.

/s/ Elaine Langone
Elaine Langone

SCHEDULE I

NAME AND ADDRESS	COMPANY COMMON STOCK	COMPANY RESTRICTED STOCK	COMPANY STOCK OPTIONS	COMPANY RSUs*

Kenneth G. Langone c/o Invemed Associates LLC 375 Park Ave Suite 2205 New York, NY 10152	750,000	0	7,000	17,402

TOTAL	750,000	0	7,000	17,402

* Company RSUs represent vested RSUs, for which the Director has deferred settlement. The shares underlying the RSUs are being held at the Company’s transfer agent until such time as the Director ceases serving on the Company’s Board of Directors.